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                            INTRANET SOLUTIONS, INC.
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                                      N/A
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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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                            INTRANET SOLUTIONS, INC.
                               8091 WALLACE ROAD
                             EDEN PRAIRIE, MN 55344
                                 (952) 903-2000

                                 July 26, 2000

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of IntraNet Solutions, Inc. to be held at the Marriott Southwest Hotel, 5801 Opus Parkway, Minnetonka, Minnesota 55343, commencing at 3:30 p.m., Central Daylight Time, on Wednesday, August 30, 2000.

     The Secretary's Notice of Annual Meeting and the Proxy Statement, which follow, describe the matters to come before the meeting. During the meeting, we will also review the activities of the past year and items of general interest about the Company.

     We hope that you will be able to attend the meeting in person and we look forward to seeing you. Please mark, date and sign the enclosed proxy and return it in the accompanying envelope as quickly as possible, even if you plan to attend the meeting. If you later desire to revoke the proxy, you may do so at any time before it is exercised.

                                          Sincerely,

                                          /s/ Robert F. Olson
                                          Robert F. Olson
                                          Chairman, President and Chief
                                          Executive Officer

                            INTRANET SOLUTIONS, INC.
                               8091 Wallace Road
                          Minneapolis, Minnesota 55344
        ---------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
        ---------------------------------------------------------------

TO THE SHAREHOLDERS OF INTRANET SOLUTIONS, INC.:

     Please take notice that the Annual Meeting of Shareholders of IntraNet Solutions, Inc. will be held, pursuant to due call by the Board of Directors of the Company, at the Marriott Southwest Hotel, 5801 Opus Parkway, Minnetonka, Minnesota 55343 at 3:30 p.m. on Wednesday, August 30, 2000, or at any adjournment or adjournments thereof, for the purpose of considering and taking appropriate action with respect to the following:

     1. To elect five directors.

     2. To approve an amendment to the Company's Articles of Incorporation increasing the number of shares of capital stock authorized for issuance from 50,000,000 to 100,000,000.

     3. To adopt the IntraNet Solutions, Inc. 2000 Stock Incentive Plan.

     4. To ratify the appointment of Grant Thornton LLP as independent auditors of the Company for the fiscal year ending March 31, 2001.

     5. To transact any other business as may properly come before the meeting or any adjournments thereof.

     Pursuant to due action of the Board of Directors, shareholders of record on July 19, 2000, will be entitled to vote at the meeting or any adjournments thereof.

A PROXY FOR THE MEETING IS ENCLOSED HEREWITH. YOU ARE REQUESTED TO FILL IN AND SIGN THE PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                          By Order of the Board of Directors

                                          INTRANET SOLUTIONS, INC.

                                          /s/ Gregg A. Waldon

                                          Gregg A. Waldon
                                          Chief Financial Officer and Secretary

Dated: July 26, 2000

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE PROXY CARD EXACTLY AS YOUR NAME(S) APPEARS ON THE CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                PROXY STATEMENT
                                       OF
                            INTRANET SOLUTIONS, INC.
                               8091 Wallace Road
                          Minneapolis, Minnesota 55344

        ---------------------------------------------------------------

                   Annual Meeting of Shareholders to be Held
                           Wednesday, August 30, 2000

        ---------------------------------------------------------------

                                  INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of IntraNet Solutions, Inc. (the "Company") for use at the Annual Meeting of the Shareholders to be held at the Marriott Southwest Hotel, 5801 Opus Parkway, Minnetonka, Minnesota 55343 on August 30, 2000 at 3:30 p.m., and at any adjournment thereof.

     All shares represented by properly executed proxies received in time will be voted at the meeting and, where the manner of voting is specified on the proxy, will be voted in accordance with such specifications. Shares represented by properly executed proxies on which no specification has been made will be voted (i) for the election of the nominees for director named herein, (ii) in favor of the proposed amendment to the Company's Articles of Incorporation,
(iii) in favor of the adoption of the IntraNet Solutions, Inc. 2000 Stock Incentive Plan, (iv) in favor of ratification of Grant Thorton LLP as the Company's independent auditors for the fiscal year ending March 31, 2001, and
(v) will be deemed to grant discretionary authority to vote upon any other matters properly coming before the meeting.

     Any shareholder who executes and returns a proxy may revoke it at any time prior to the voting of the proxies by giving written notice to the Secretary of the Company, by executing a later-dated proxy, or by attending the meeting and giving oral notice to the Secretary of the Company.

     The affirmative vote of the holders of a majority of the outstanding shares of common stock of the Company present and entitled to vote is required for approval of each proposal included in this Proxy Statement, other than the proposal to amend the Company's Articles of Incorporation, which will require the affirmative vote of the holders of a majority of all outstanding shares of common stock of the Company entitled to vote. For this purpose, a shareholder who abstains with respect to a proposal is considered to be present and entitled to vote on such proposal at the meeting and is in effect casting a negative vote, but a shareholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on a proposal shall not be considered present and entitled to vote on such proposal.

     The Board of Directors of the Company has fixed the close of business on July 19, 2000 (the "Record Date") as the date for determining the holders of outstanding shares of common stock entitled to notice of, and to vote at, the meeting. On that date, there were 21,293,874 shares of the Company's common stock issued and outstanding. Each such share of common stock is entitled to one vote at the meeting. The Notice of Annual Meeting, this Proxy Statement and the form of proxy are first being mailed to shareholders of the Company on or about July 26, 2000.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

     Five directors are to be elected at the meeting, each director to hold office until the next Annual Meeting of Shareholders, or until his successor is elected and qualified. All of the persons listed below are now serving as directors of the Company. All of the persons listed below have consented to serve as a director, if elected. The Board of Directors proposes for election the nominees listed below:

ROBERT F. OLSON, age 44, founded our business and has served as President, Chief Executive Officer and Chairman of the Board of the Company and its predecessor company since 1990. From 1987 to 1990, he served as the General Manager of the Greatway Communications Division of Anderberg-Lund Printing Company, an electronic publishing sales and service organization. Prior to that time, Mr. Olson held management and marketing positions in several electronic publishing service organizations.

GREGG A. WALDON, age 39, has served as our Chief Financial Officer, Treasurer and Secretary, and as a director of the Company, since April 1999. From 1992 to April 1999, he held various financial management positions with GalaGen Inc., a publicly traded nutritional ingredients company, where he served as Chief Financial Officer since November 1994. Prior to that time, Mr. Waldon was employed by PricewaterhouseCoopers LLP.

RONALD E. EIBENSTEINER, age 50, has served as a director of the Company since March 1996. He has been President of Wyncrest Capital, Inc., a venture capital firm that he founded, since 1990. Mr. Eibensteiner is a director of OneLink Communications, Inc., a company that specializes in transforming raw telecommunications data into visual business intelligence.

KENNETH H. HOLEC, age 44, has served as a director of the Company since February 1998. He has been President, Chief Executive Officer and a director of ShowCase Corporation, a supplier of data warehousing systems, since November 1993. From 1985 to 1993, Mr. Holec served as President and Chief Executive Officer of Lawson Associates, Inc., a developer of financial and human resource management software products.

STEVEN C. WALDRON, age 51, has served as a director of the Company since February 1998. He has been President and Chief Executive Officer of SPS Commerce, Inc., a provider of e-commerce software and transaction processing services, since February 1997. From April 1995 through January 1997 he was a consultant in private industry. From 1992 to March 1995, he was President of Innovex, Inc., a diversified technology company. Prior to that time, Mr. Waldron served as President and Chief Executive Officer of Norstan, Inc., a supplier of telecommunications hardware and software, which he co-founded.

     None of the above nominees is related to any other nominee or to any executive officer of the Company.

     If any nominee should withdraw or otherwise become unavailable for reasons not presently known, the proxies which would have otherwise been voted for such nominee will be voted for such substitute nominee as may be selected by the Board of Directors.

THE BOARD AND ITS COMMITTEES

     The Board of Directors met six times and took action, by written action in lieu of a meeting, three times during the year ended March 31, 2000.

     The Company maintains an Audit Committee to review the scope and results of the annual audit and other accounting related services. The Audit Committee currently consists of Messrs. Eibensteiner, Holec and Waldron. The Audit Committee met once during the year ended March 31, 2000.

     The Company also maintains a Compensation and Stock Option Committee to provide recommendations concerning salaries, stock options and incentive compensation for officers and employees of the Company. The members of the Compensation and Stock Option Committee are Messrs. Eibensteiner,

Holec and Waldron. The Compensation and Stock Option Committee took action four times, by written action, during the year ended March 31, 2000.

     Each director attended more than 75 percent of the meetings of the Board of Directors and Board committees on which he serves, with the exception of Mr. Waldron, who attended 71 percent of such meetings.

     Members of the Board of Directors who are not employees of the Company are eligible to receive stock option grants under the Company's 1997 Director Stock Option Plan. No options were granted under the plan during the fiscal year ended March 31, 2000.

                             PRINCIPAL SHAREHOLDERS

     The Company has outstanding one class of voting securities, common stock, $0.01 par value, of which 21,293,874 shares were outstanding as of the close of business on the Record Date. Each share of common stock is entitled to one vote on all matters put to a vote of shareholders.

     The following table sets forth, as of the Record Date, certain information regarding the beneficial ownership of shares of common stock by each director of the Company, each nominee for director, each of the executive officers listed in the Summary Compensation Table, each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares and all directors and executive officers as a group. Except as otherwise indicated, each shareholder has sole voting and investment power with respect to the shares beneficially owned.

                                                               NUMBER OF SHARES         PERCENT OF
                  NAME OF BENEFICIAL OWNER                    BENEFICIALLY OWNED    OUTSTANDING SHARES
                  ------------------------                    ------------------    ------------------
Robert F. Olson(1)                                                2,700,764                12.7%
Vernon J. Hanzlik(2)                                                133,935                   *
Gregg A. Waldon(2)                                                   31,250                   *
Ronald E. Eibensteiner(3)                                           514,660                 2.4%
Kenneth H. Holec                                                     20,000                   *
Steven C. Waldron(2)                                                 20,000                   *
All directors and executive officers as a group (6
  persons)(4)                                                     3,420,609                15.9%

-------------------------
 *  Less than 1%.

(1) Includes 35,714 shares owned by Mr. Olson's spouse and 50,000 shares issuable upon exercise of a warrant held by Ms. Olson. Mr. Olson disclaimed beneficial ownership of the shares owned by, or issuable upon exercise of the warrant held by, his spouse. Mr. Olson's address is 8091 Wallace Road, Eden Prairie, Minnesota 55344.

(2) Represents shares issuable upon exercise of options.

(3) Includes 423,660 shares owned by an investment fund owned and managed by Mr. Eibensteiner and 30,000 shares issuable upon exercise of options owned by Mr. Eibensteiner.

(4) Includes the shares issuable upon exercise of the options and warrants described in the footnotes above.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table presents the compensation for each of the last three fiscal years of the Company's Chief Executive Officer and the other executive officers of the Company who received salary and bonuses in excess of $100,000 for the fiscal year ended March 31, 2000 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                                                             COMPENSATION
                                                                                AWARDS
                                                                             ------------
                                                     ANNUAL COMPENSATION      SECURITIES
                                          FISCAL    ---------------------     UNDERLYING         ALL OTHER
     NAME AND PRINCIPAL POSITION           YEAR     SALARY($)    BONUS($)     OPTIONS(#)     COMPENSATION($)(1)
     ---------------------------          ------    ---------    --------     ----------     ------------------
Robert F. Olson                            2000      199,533       6,250            --              4,146
  President and Chief Executive            1999      168,175          --            --             13,067
  Officer                                  1998      155,000          --            --             10,492
Vernon J. Hanzlik                          2000      145,833      55,394       100,000              1,654
  Vice President -- Sales                  1999      137,500      54,486        52,000              1,700
                                           1998       80,000      31,742        10,000              1,523
Gregg Waldon(2)                            2000      125,000      38,000       125,000              6,704
  Chief Financial Officer,                 1999          N/A         N/A           N/A                N/A
  Treasurer and Secretary                  1998          N/A         N/A           N/A                N/A

-------------------------
(1) Represents term life insurance premiums and vehicle allowances.

(2) Mr. Waldon joined the Company April 1, 1999.

     The following table provides certain information concerning grants of stock options during the fiscal year ended March 31, 2000 to the Named Executive Officers. In accordance with the rules of the Securities and Exchange Commission (the "Commission"), the table sets forth the potential realizable value over the terms of the options (the period from the grant date to the expiration date) based on assumed rates of stock appreciation of five percent and ten percent, compounded annually. These amounts do not represent the Company's estimate of future stock price. Actual realizable values, if any, of stock options will depend on the future performance of the common stock.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                % OF
                            NUMBER OF         OPTIONS                                    POTENTIAL VALUE AT ASSUMED
                              SHARES         GRANTED TO                                  ANNUAL RATES OF STOCK PRICE
                            UNDERLYING       EMPLOYEES     EXERCISE                   APPRECIATION FOR OPTION TERM (1)
                             OPTIONS         IN FISCAL     PRICE PER    EXPIRATION    ---------------------------------
                            GRANTED(#)       YEAR 2000     SHARE($)        DATE          5%($)                10%($)
                            ----------       ----------    ---------    ----------       -----                ------
Robert F. Olson.........           --            --             --             --             --                    --
Vernon J. Hanzlik.......       75,000(2)        4.9           8.63        9/30/09      1,053,691             1,677,827
                               25,000(2)        1.6          29.38        2/18/10      1,196,219             1,904,780
Gregg A. Waldon.........      125,000(2)        8.1           6.56         4/1/09      1,335,694             2,126,869

-------------------------
(1) The potential realizable value is based on the term of the option at the time of grant (ten years) and on the assumption that the fair value of the common stock appreciates at the indicated rate for the entire term of the option and that the option is exercised at the exercise price.

(2) Except as noted below, the listed options become exercisable with respect to one-fourth of the shares covered thereby on each of the first four anniversaries of the date of grant. The options each have a maximum term of ten years, subject to earlier termination in the event of the optionee's cessation of service with the Company. In the event of a (i) dissolution or liquidation of the Company,

(ii) merger, consolidation or other reorganization involving the Company where the Company is not the surviving entity, or (iii) an event changing control of the Company (as defined in the Company's incentive plans), the listed options will become exercisable in full.

     The following table summarizes option exercises during the year ended March 31, 2000 and provides information regarding the number of all unexercised stock options held by the Named Executive Officers as of March 31, 2000, the end of the Company's last fiscal year:

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                 NUMBER OF SHARES
                                                              UNDERLYING UNEXERCISED             VALUE OF UNEXERCISED
                                                                    OPTIONS AT                 IN-THE-MONEY OPTIONS AT
                           SHARES                               FISCAL YEAR END(#)              FISCAL YEAR END ($)(2)
                         ACQUIRED ON        VALUE         ------------------------------    ------------------------------
                         EXERCISE(#)    REALIZED($)(1)    EXERCISEABLE    UNEXERCISEABLE    EXERCISABLE     UNEXERCISEABLE
                         -----------    --------------    ------------    --------------    -----------     --------------
Robert F. Olson......           --               --              --               --                --              --
Vernon J. Hanzlik....      186,250        4,959,968         133,935          141,600         6,087,083       4,919,150
Gregg A. Waldon......           --               --          31,250           93,750         1,232,500       3,697,500

-------------------------
(1) Calculated on the basis of the fair market value of the underlying shares of common stock on the date of exercise minus the exercise price.

(2) Calculated on the basis of the fair market value of the underlying shares of common stock at March 31, 2000, as reported by The Nasdaq National Market, of $46.00 per share, minus the per share exercise price, multiplied by the number of shares underlying the option.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Stock Option and Compensation Committee consists of Messrs. Eibensteiner, Holec and Waldron. There were no "interlocks" within the meaning of the rules and regulations of the Commission.

EMPLOYMENT AGREEMENTS

     In August 1999, the Company entered into an employment agreement with Robert F. Olson, President and Chief Executive Officer of the Company through March 31, 2000. Thereafter, the employment agreement is automatically renewed for one-year periods unless the Company gives written notice to terminate in accordance with the employment agreement. The employment agreement is currently extended through March 31, 2001. Mr. Olson receives an annual base salary of $200,000, subject to annual increases, and has the opportunity to earn performance-related bonuses. Pursuant to this agreement, Mr. Olson has agreed not to compete with the Company for a one-year period after any termination of employment. In the event of his termination without cause, Mr. Olson will be entitled to receive severance compensation equal to one year of his then current base salary.

     In April 1999, the Company entered into a two-year employment agreement with Gregg A. Waldon, its Chief Financial Officer, Treasurer and Secretary. Mr. Waldon receives a minimum annual base salary of $125,000, subject to annual increases, plus annual performance bonuses of up to $40,000. Mr. Waldon has agreed not to compete with the Company during his employment and for a period of nine months following his termination of employment. In the event of a change in control or his termination of employment without cause, Mr. Waldon will receive severance pay equal to 180 days of his then-current base salary.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Decisions on compensation of the Company's executives generally have been made by the Compensation and Stock Option Committee of the Board (the "Committee"). Each member of the Committee is a non-employee director. All decisions by the Committee relating to the compensation of the Company's executive officers are reviewed by the full Board. Pursuant to rules designed to enhance disclosure of the Company's policies toward executive compensation, set forth below is a report prepared by the Committee addressing the compensation policies for the Company for the year ended March 31, 2000 as they affected the Company's executive officers.

     The Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company's annual objectives and long-term goals, reward above-average corporate performance, recognize individual achievements, and assist the Company in attracting and retaining qualified executives. Executive compensation is set at levels that the Committee believes to be consistent with others in the Company's industry.

     There are three elements in the Company's executive compensation program, all determined by individual and corporate performance.

        - Base salary compensation

        - Annual incentive compensation

        - Stock options

     Total compensation opportunities are competitive with those offered by employers of comparable size, growth and profitability in the Company's industry.

     Base salary compensation is determined by the potential impact the individual has on the Company, the skills and experiences required by the job, and the performance and potential of the incumbent in the job.

     Annual incentive compensation for executives of the Company is based primarily on corporate operating earnings and revenue growth and the Company's positioning for future results, but also includes an overall assessment by the Committee of executive management's performance, as well as market conditions.

     Awards of stock grants under the Company's stock incentive plans (the "Plans") are designed to promote the identity of long-term interests between the Company's executives and its shareholders and assist in the retention of executives and other key employees. The Plans also permit the Committee to grant stock options to other key personnel.

     The Committee surveys employee stock option programs of companies with similar capitalization to the Company prior to recommending the grant of options to executives. While the value realizable from exercisable options is dependent upon the extent to which the Company's performance is reflected in the market price of the Company's common stock at any particular point in time, the decision as to whether such value will be realized in any particular year is determined by each individual executive and not by the Committee. Accordingly, when the Committee recommends that an option be granted to an executive, that recommendation does not take into account any gains realized that year by that executive as a result of his or her individual decision to exercise an option granted in a previous year.

     The Committee evaluates the performance and fixes the base salary of the Chief Executive Officer on an annual basis based in part on the compensation package data discussed above and the Committee's assessment of his past performance and its expectation as to his future contributions in leading the Company. In addition, the Committee considers significant accomplishments made by the Company during the prior year and other performance factors, such as the effectiveness of the Chief Executive Officer in establishing the Company's strategic direction and growth objectives. Any incentive compensation is entirely dependent on the accomplishment by the Company of certain corporate goals approved by the Board. Factors considered by the Committee in determining the Chief Executive Officer's base salary and cash bonus, if any, are not subject to any specific weighting factor or formula. In determining the Chief Executive Officer's base salary for fiscal year 2000 as reported in the Summary Compensation Table, the Committee considered the comparative compensation data and performance factors discussed above.

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation's chief executive officer or any of the four other most highly compensated executive officers. Compensation is not subject to the deduction limit if certain requirements are met, including that the compensation be performance-based. The Company intends to structure the performance-based portion of the compensation of its executive officers in a manner that complies with the statute to mitigate any disallowance of deductions.

         Ronald E. Eibensteiner, Chairman
         Kenneth H. Holec
         Steven C. Waldron

                      COMPARATIVE STOCK PERFORMANCE GRAPH

     The comparative stock performance graph below compares the cumulative shareholder return on the common stock of the Company for the period from July 31, 1996 (the effective date of the merger into a publicly traded company, the name of the surviving company of which was changed to IntraNet Solutions, Inc.) through March 31, 2000 with the cumulative total return on (i) the CRSP Total Return Index for the Nasdaq Stock Market (US) and (ii) the Nasdaq Computer & Data Processing Services Stocks Index. The table assumes the investment of $100 in the Company's common stock, the CRSP Total Return Index for the Nasdaq Stock Market (US) and the Nasdaq Computer & Data Processing Services Stocks Index on July 31, 1996, and the reinvestment of all dividends through the last trading day of the years ended March 31, 1997, March 31, 1998, March 31, 1999 and March 31, 2000.
[PERFORMANCE GRAPH]

                                                                            CRSP TOTAL RETURN INDEX      NASDAQ COMPUTER & DATA
                                                                             FOR THE NASDAQ STOCK      PROCESSING SERVICES STOCKS
                                               INTRANET SOLUTIONS, INC.           MARKET (US)                    INDEX
                                               ------------------------     -----------------------    --------------------------
July 31, 1996                                          100.000                      100.000                     100.000
March 31, 1997                                          28.906                      112.831                     109.911
March 31, 1998                                          39.063                      171.076                     192.165
March 31, 1999                                          51.563                      231.108                     313.129
March 31, 2000                                         287.500                      380.279                     560.300

------------------------------------------------------------------------------------------------------------------
                                                  JULY 31,    MARCH 31,    MARCH 31,    MARCH 31,    MARCH 31,
                                                    1996        1997         1998         1999         2000
------------------------------------------------------------------------------------------------------------------
    IntraNet Solutions, Inc.                        $100      $ 28.906     $ 39.063     $ 51.563     $287.500
------------------------------------------------------------------------------------------------------------------
    CRSP Total Return Index for the Nasdaq
    Stock Market (US)                               $100      $112.831     $171.076     $231.108     $380.279
------------------------------------------------------------------------------------------------------------------
    Nasdaq Computer & Data Processing Services
    Stocks Index                                    $100      $109.911     $192.165     $313.129     $560.300
------------------------------------------------------------------------------------------------------------------

                                 PROPOSAL NO. 2

               APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION

     The Company's Articles of Incorporation at present authorize the issuance of 50,000,000 shares of capital stock. For the reasons set forth below, the Board of Directors believes the Company's Articles of Incorporation should be amended to authorize the issuance of up to 100,000,000 shares of capital stock. The text of the proposed amendment is set forth in Exhibit A to this Proxy Statement.

     The Board of Directors believes that amending the Articles of Incorporation to permit the Board to issue up to 100,000,000 shares of capital stock, including one or more classes or series of preferred stock, will provide the Company with much-needed flexibility to satisfy the Company's future financing requirements. The Board is not currently considering the issuance of capital stock for any such financing purposes and has no present intention to issue any class or series of preferred stock.

     The Company could also issue additional shares of capital stock for other corporate purposes, such as to make acquisitions or structure mergers, although no issuances for such purposes are contemplated at the present time. If the proposed amendment is approved, the Board will be able to specify the precise characteristics of any class or series of preferred stock to be issued, depending upon current market conditions and the nature of specific transactions.

VOTING RECOMMENDATION

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE
                  AMENDMENT TO THE ARTICLES OF INCORPORATION.

                                 PROPOSAL NO. 3

                     APPROVAL OF 2000 STOCK INCENTIVE PLAN

INTRODUCTION

     The Company's Board of Directors authorized the adoption of the IntraNet Solutions, Inc., 2000 Stock Incentive Plan (the "2000 Plan") effective as of May 31, 2000, subject to the approval of the 2000 Plan by the shareholders no later than May 31, 2001. A copy of the 2000 Plan is attached as Exhibit B to this Proxy Statement, and this discussion is qualified in its entirety by reference to the full text of the 2000 Plan.

     The Board of Directors believes that stock-based compensation programs are a key element in achieving the Company's continued financial and operational success. The Company's compensation programs have been designed to motivate key personnel to produce a superior shareholder return.

     The 2000 Plan does not replace the Company's 1994-1997 Stock Option Plan, the 2000 Employee Stock Incentive Plan and the 1999 Employee Stock Option and Compensation Plan, under which approximately 785,750 shares of Company common stock remain available for awards, or the 1997 Director Stock Option Plan, under which approximately 240,000 shares of Company common stock remain available for awards. Notwithstanding approval of the 2000 Plan by the shareholders, additional awards may be made under those plans. Grants and awards heretofore or hereafter made under such plans will be governed by such plans.

     The 2000 Plan has been designed to meet the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), regarding deductibility of executive compensation. The basic features of the 2000 Plan are summarized below.

PURPOSE

     The purpose of the 2000 Plan is to motivate key personnel to produce a superior return to the shareholders of the Company by offering such individuals an opportunity to realize stock appreciation, by facilitating stock ownership, and by rewarding them for achieving a high level of corporate performance. The 2000 Plan is also intended to facilitate recruiting and retaining key personnel of outstanding ability.

ADMINISTRATION

     The 2000 Plan will be administered by a committee (the "Committee") of three or more directors who are "non-employee directors" within the meaning of Rule 16b-3 ("Exchange Act Rule 16b-3") under the Securities Exchange Act of 1934 (the "Exchange Act"). The Company currently expects that the Compensation and Stock Option Committee of the Board of Directors will be the Committee that administers the 2000 Plan, all of whose members are both "non-employee directors" for purposes of Exchange Act Rule 16b-3 and "outside directors" for purposes of Section 162(m) of the Code. The Committee will have the exclusive power to make awards under the 2000 Plan, to determine when and to whom awards will be granted, and to fix the form, amount, and other terms and conditions of each award, subject to the provisions of the 2000 Plan. The Committee will have the authority to interpret the 2000 Plan and any award or agreement made under the 2000 Plan, to establish, amend, waive, and rescind any rules and regulations relating to the administration of the 2000 Plan, to determine the terms and provisions of any agreements entered into under the 2000 Plan (not inconsistent with the 2000 Plan), and to make all other determinations necessary or advisable for the administration of the 2000 Plan. The Committee may delegate all or part of its responsibilities under the 2000 Plan to persons who are not "non-employee directors" within the meaning of Exchange Act Rule 16b-3 for purposes of determining and administering awards solely to employees who are not then subject to the reporting requirements of Section 16 of the Exchange Act.

ELIGIBILITY AND NUMBER OF SHARES

     All employees of the Company and its affiliates will be eligible to receive awards under the 2000 Plan at the discretion of the Committee. Awards other than incentive stock options (see "Types of Awards" below) also may be awarded by the Committee to individuals who are not employees but who provide services to the Company or its affiliates in the capacity of an independent contractor. The Company and its affiliates currently have approximately 275 full-time employees, including 106 employees relating to the July 10, 2000 acquisition of the Information Exchange Division of Inso Corporation.

     As of the effective date of the 2000 Plan, the total number of shares of company common stock available for distribution under the 2000 Plan was 2,000,000 (subject to adjustment for future stock splits, stock dividends, and similar changes in the capitalization of the Company). No participant may receive any combination of options and stock appreciation rights relating to more than 500,000 shares in the aggregate in any year under the 2000 Plan. No participant may receive performance shares relating to more than 500,000 shares pursuant to awards in any year under the 2000 Plan. No more than 25% of all shares subject to the 2000 Plan may be granted in the aggregate pursuant to restricted stock (if vesting is based on a period of time without regard to the attainment of specified performance conditions) and other stock-based awards (as defined in "Types of Awards" below).

     The 2000 Plan provides that all awards are to be evidenced by written agreements containing the terms and conditions of the awards. Such agreements are subject to amendment, including unilateral amendment by the Company (with the approval of the Committee), provided that no amendment that is deemed by the Committee to be materially adverse to the participant may be made unilaterally unless it is required by law or is otherwise provided in an agreement. Any shares of company common stock subject to an award under the 2000 Plan which are not used because the award expires without all shares subject thereto having been issued or because the terms and conditions of the award are not met may again be used for an award under the 2000 Plan. Any shares that are the subject of awards which are subsequently forfeited to the Company pursuant to the restrictions applicable to such award also may again be used for an award under the 2000 Plan. Moreover, if a participant exercises a stock appreciation right, any shares covered by the stock appreciation right in excess of the number of shares issued (or, in the case of a settlement in cash or any other form of property, in excess of the number of shares equal in value to the amount of such settlement, based on the fair market value, as defined in the 2000 Plan, of such shares on the date of such exercise) may again be used for an award under the 2000 Plan. If, in accordance with the 2000 Plan, a participant uses shares to pay a purchase or exercise price, including an option exercise price, or to satisfy tax withholdings, such shares may again be used for an award under the 2000 Plan.

TYPES OF AWARDS

     The types of awards that may be granted under the 2000 Plan include incentive and nonqualified stock options, stock appreciation rights, restricted stock, performance shares, and other stock-based awards (awards of, or based on, stock other than options, stock appreciation rights, restricted stock or performance shares). Subject to certain restrictions applicable to incentive stock options, awards will be exercisable by the recipients at such times as are determined by the Committee.

     In addition to the general characteristics of all of the awards described in this Proxy Statement, the basic characteristics of awards that may be granted under the 2000 Plan are as follows:

     Incentive and Nonqualified Stock Options. Both incentive and nonqualified stock options may be granted to recipients at such exercise prices as the Committee may determine but not less than 100% of their fair market value (as defined in the 2000 Plan) as of the date the option is granted. Stock options may be granted and exercised at such times as the Committee may determine, except that, unless applicable federal tax laws are modified, (a) no incentive stock options may be granted more than ten years after the effective date of the 2000 Plan, (b) an incentive stock option shall not be exercisable more than ten years after the date of grant; and (c) the aggregate fair market value of the shares of company common stock with respect to which incentive stock options may first become exercisable in any calendar year for any employee may not exceed $100,000 under the 2000 Plan or any other plan of the Company. Additional restrictions apply to an incentive stock option granted to an individual who beneficially owns more than 10% of the combined voting power of all classes of stock of the Company.

     The purchase price payable upon exercise of options may be paid in cash, or, if the Committee permits, by reducing the number of shares delivered to the participant or by delivering stock already owned by the participant (where the fair market value of the shares withheld or delivered on the date of exercise is equal to the option price of the stock being purchased), or in a combination of cash and such stock, unless otherwise provided in the related agreement. The participants may simultaneously exercise options and sell the stock purchased upon such exercise pursuant to brokerage or similar relationships and use the sale proceeds to pay the purchase price. The agreement relating to any option may provide for the issuance of "reload" options pursuant to which, subject to the terms and conditions established by the Committee and any applicable requirements of Exchange Act Rule 16b-3 or any other applicable law, the participant will, either automatically or subject to subsequent Committee approval, be granted a new option when the payment of the exercise price of the original option, or the payment of tax withholdings, is made through the delivery to the Company of shares held by such participant. The reload option will be a fully vested option to purchase the number of shares provided as consideration for the exercise price and in payment of taxes in connection with the exercise of the original option, will have a per share exercise price equal to the fair market value of a share as of the date of exercise of the original option, and will otherwise have terms and conditions as contained in the original option.

     Stock Appreciation Rights and Performance Shares. The value of a stock appreciation right granted to a recipient is determined by the appreciation in company common stock, subject to any limitations upon the amount or percentage of total appreciation that the Committee may determine at the time the right is granted. The recipient receives all or a portion of the amount by which the fair market value of a specified number of shares, as of the date the stock appreciation right is exercised, exceeds a price specified by the Committee at the time the right is granted. The price specified by the Committee must be at least 100% of the fair market value of the specified number of shares of Company common stock to which the right relates determined as of the date the stock appreciation right is granted. A stock appreciation right may be granted in connection with a previously or contemporaneously granted option, or independent of any option.

     Performance shares entitle the recipient to payment in amounts determined by the Committee based upon the achievement of specified performance targets during a specified term. With respect to recipients who are "covered employees" under Section 162(m) of the Code, such performance targets will consist of one or any combination of two or more of gross revenues, license revenues, earnings or earnings per share before income tax (profit before taxes), net earnings or net earnings per share (profits after taxes), operating income, total shareholder return, return on equity, pre-tax and pre-interest expense return on average invested capital, which may be expressed on a current value basis, or sales growth, and any such targets may relate to one or any combination of two or more of corporate, group, unit, division, affiliate, or individual performance. The value in dollars is determined when the award is earned based on the fair market value of a share on the last day of the performance period.

     Payments with respect to stock appreciation rights and performance shares may be paid in cash, shares of Company common stock or a combination of cash and shares as determined by the Committee.

     Restricted Stock and Other Stock-Based Awards. Company common stock granted to recipients may contain such restrictions as the Committee may determine, including provisions requiring forfeiture and imposing restrictions upon stock transfer. Awards of restricted stock may, in the discretion of the Committee, provide the participant with dividends and voting rights prior to vesting. No award of restricted stock may vest earlier than one year from the date of grant, except in the circumstances provided in the applicable agreement. The Committee may also from time to time grant awards of unrestricted stock or other stock-based awards such as awards denominated in stock units, securities convertible into stock, and phantom securities.

TRANSFERABILITY

     During the lifetime of a participant to whom an award is granted, only such participant (or such participant's legal representative or, if so provided in the applicable agreement in the case of a nonqualified stock option, a permitted transferee as hereafter described) may exercise an option or stock appreciation right or receive payment with respect to performance shares or any other award. No award of restricted stock (prior to the expiration of the restrictions), options, stock appreciation rights, performance shares, or other award (other than an award of stock without restrictions) may be sold, assigned, transferred, exchanged, or otherwise encumbered, and any attempt to do so will not be effective, except that an agreement may provide that (a) an award may be transferable to a successor in the event of a participant's death and (b) a nonqualified stock option may be transferable to any member of a participant's "immediate family" (as such term is defined in Rule 16a-1(e) under the Exchange
Act) or to a trust whose beneficiaries are members of such participant's "immediate family" or partnerships in which such family members are the only partners, provided that the participant receives no consideration for the transfer and such transferred nonqualified stock option will remain subject to the same terms and conditions as were applicable to such option immediately prior to its transfer.

ACCELERATION OF AWARDS, LAPSE OF RESTRICTIONS

     The Committee may accelerate vesting requirements, performance periods, and the expiration of the applicable term or restrictions, and adjust performance targets and payments, upon such terms and conditions as are set forth in the participant's agreement, or otherwise in the Committee's discretion, which may include, without limitation, acceleration resulting from a "change in control" or a "fundamental change" (as those terms are defined in the 2000 Plan), or the participant's death, disability, or retirement.

DURATION, ADJUSTMENTS, MODIFICATIONS, TERMINATIONS

     The 2000 Plan will remain in effect until all stock subject to it is distributed or all awards have expired or lapsed, whichever occurs later, or the 2000 Plan is terminated as described below.

     In the event of a "fundamental change," recapitalizations, stock dividends, stock splits, or other relevant changes, the Committee has the discretion to adjust the number and type of shares available for awards or the number and type of shares and amount of cash subject to outstanding awards, the option exercise price of outstanding options, and outstanding awards of performance shares and payments with regard thereto. Adjustments in performance targets and payments on performance shares are also permitted upon the occurrence of such events as may be specified in the related agreements, which may include a "change in control."

     The 2000 Plan also gives the Board the right to amend, modify, terminate or suspend the Plan, except that amendments to the Plan are subject to shareholder approval if needed to comply with Exchange Act Rule 16b-3, the incentive stock option provisions of the Code, their successor provisions, or any other applicable law or regulation.

     Under the 2000 Plan, the Committee may cancel outstanding options and stock appreciation rights generally in exchange for cash payments to the recipients in the event of a "fundamental change" (defined as certain dissolutions, liquidations, mergers, consolidations, statutory share exchanges, or other similar events involving the Company).

FEDERAL TAX CONSIDERATIONS

     The Company has been advised by its counsel that awards made under the 2000 Plan generally will result in the following tax events for United States citizens under current United States federal income tax laws.

     Incentive Stock Options. A recipient will realize no taxable income, and the Company will not be entitled to any related deduction, at the time an incentive stock option is granted under the 2000 Plan. If certain statutory employment and holding period conditions are satisfied before the recipient disposes of shares acquired pursuant to the exercise of such an option, then no taxable income will result upon the exercise of such option, and the Company will not be entitled to any deduction in connection with such exercise. Upon disposition of the shares after expiration of the statutory holding periods, any gain or loss realized by a recipient will be a capital gain or loss, long-term or short-term, based upon how long the shares are held. The Company will not be entitled to a deduction with respect to a disposition of the shares by a recipient after the expiration of the statutory holding periods.

     Except in the event of death, if shares acquired by a recipient upon the exercise of an incentive stock option are disposed of by such recipient before the expiration of the statutory holding periods (a "disqualifying disposition"), such recipient will be considered to have realized as compensation, taxable as ordinary income in the year of disposition, an amount, not exceeding the gain realized on such disposition, equal to the difference between the exercise price and the fair market value of the shares on the date of exercise of the option. The Company will be entitled to a deduction at the same time and in the same amount as the recipient is deemed to have realized ordinary income. Any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively. If the recipient pays the option price with shares that were originally acquired pursuant to the exercise of an incentive stock option and the statutory holding periods for such shares have not been met, the recipient will be treated as having made a disqualifying disposition of such shares, and the tax consequence of such disqualifying disposition will be as described above.

     The foregoing discussion applies only for regular tax purposes. For alternative minimum tax purposes, an incentive stock option will be treated as if it were a nonqualified stock option, the tax consequences of which are discussed below.

     Nonqualified Stock Options. A recipient will realize no taxable income, and the Company will not be entitled to any related deduction, at the time a nonqualified stock option is granted under the 2000 Plan. At the time of exercise of a nonqualified stock option, the recipient will realize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of the stock on the date of exercise over the option price. Upon disposition of the shares, any additional gain or loss realized by the recipient will be taxed as a capital gain or loss, long-term or short-term, based upon how long the shares are held.

     Stock Appreciation Rights and Performance Shares. Generally: (a) the recipient will not realize income upon the grant of a stock appreciation right for performance share award; (b) the recipient will realize ordinary income, and the Company will be entitled to a corresponding deduction, in the year cash, shares of common stock, or a combination of cash and shares are delivered to the recipient upon exercise of a stock appreciation right or in payment of the performance share award; and (c) the amount of such ordinary income and deduction will be the amount of cash received plus the fair market value of the shares of common stock received on the date of issuance. The federal income tax consequences of a disposition of unrestricted shares received by the recipient upon exercise of a stock appreciation right or in payment of a performance share award are the same as described below with respect to a disposition of unrestricted shares.

     Restricted and Unrestricted Stock. Unless the recipient files an election to be taxed under Section 83(b) of the Code: (a) the recipient will not realize income upon the grant of restricted stock; (b) the recipient will realize ordinary income, and the Company will be entitled to a corresponding deduction, when the restrictions have been removed or expire; and (c) the amount of such ordinary income and deduction will be the fair market value of the restricted stock on the date the restrictions are removed or expire. If the recipient files an election to be taxed under Section 83(b) of the Code, the tax consequences to the recipient and the Company will be determined as of the date of the grant of the restricted stock rather than as of the date of the removal or expiration of the restrictions.

     With respect to awards of unrestricted stock: (a) the recipient will realize ordinary income, and the Company will be entitled to a corresponding deduction, upon the grant of the unrestricted stock and (b) the amount of such ordinary income and deduction will be the fair market value of such unrestricted stock on the date of grant.

     When the recipient disposes of restricted or unrestricted stock, the difference between the amount received upon such disposition and the fair market value of such shares on the date the recipient realizes ordinary income will be treated as a capital gain or loss, long-term or short-term, based upon how long the shares are held.

WITHHOLDING

     The 2000 Plan permits the Company to withhold from awards an amount sufficient to cover any required withholding taxes. In lieu of cash, the Committee may permit a participant to cover withholding obligations through a reduction in the number of shares to be delivered to such participant or by delivery of shares already owned by the participant.

NEW PLAN BENEFITS

     No awards have yet been made pursuant to the 2000 Plan. The closing sale price of a share of the Company's common stock on the NASDAQ National Market System on July 12, 2000, was $41.25 per share.

VOTING RECOMMENDATION

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE
                           2000 STOCK INCENTIVE PLAN.

                                 PROPOSAL NO. 4
                            APPOINTMENT OF AUDITORS

     Grant Thornton LLP, independent public accountants, have been the auditors for the Company since 1997. Upon recommendation of the Audit Committee, the Board of Directors again has selected Grant Thornton LLP to serve as the Company's auditors for the year ending March 31, 2001, subject to ratification by the shareholders. While it is not required to do so, the Board of Directors is submitting the selection of that firm for ratification in order to ascertain the view of the shareholders. If the selection is not ratified, the Board of Directors will reconsider its selection.

     A representative of Grant Thornton LLP will be present at the meeting and will be afforded an opportunity to make a statement if such representative so desires and will be available to respond to appropriate questions during the meeting.

                             SHAREHOLDER PROPOSALS

     Any shareholder proposal intended to be presented at the 2001 Annual Meeting of Shareholders and desired to be included in the Company's Proxy Statement for that meeting must be received by the Company at its principal executive office no later than March 26, 2001 in order to be included in such Proxy Statement. If notice of any other shareholder proposal intended to be presented at the 2001 Annual Meeting of Shareholders is not received by the Company on or before June 11, 2001, the proxy solicited by the Board of Directors of the Company for use in connection with that meeting may confer authority on the proxies named therein to vote in their discretion on such proposal without any discussion in the Company's Proxy Statement for that meeting of either the proposal or how such proxies intend to exercise their voting discretion.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission and NASDAQ. Officers, directors and greater than ten per cent shareholders are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on review of the copies of such forms furnished to the Company, the Company believes that during the year ended March 31, 2000 all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten per cent beneficial owners were complied with except for one late Form 4 filing by Vernon J. Hanzlik.

                               ADDITIONAL MATTERS

     The Annual Report of the Company for the fiscal year ended March 31, 2000, including financial statements, is being mailed with this Proxy Statement.

     As of the date of this Proxy Statement, management knows of no matters that will be presented for determination at the meeting other than those referred to herein. If any other matters properly come before the meeting calling for a vote of shareholders, it is intended that the shares represented by the proxies solicited by the Board of Directors will be voted by the proxies named therein in accordance with their best judgment.

     The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by the use of mails, certain directors, officers and regular employees of the Company may solicit proxies by telephone, telegram or personal interview, and may request brokerage firms and custodians, nominees and other record holders to forward soliciting materials to the beneficial owners of stock of the Company and will reimburse them for their reasonable out-of-pocket expenses in so forwarding such materials.

     SHAREHOLDERS WHO WISH TO OBTAIN A COPY OF THE COMPANY'S 10-K ANNUAL REPORT FILED WITH THE COMMISSION FOR THE FISCAL YEAR ENDED MARCH 31, 2000 MAY DO SO WITHOUT CHARGE BY WRITING TO GREGG A. WALDON, SECRETARY, AT THE COMPANY'S OFFICES, 8091 WALLACE ROAD, MINNEAPOLIS, MINNESOTA 55344.

                                                                       EXHIBIT A

                         TEXT OF PROPOSED AMENDMENT TO
                          ARTICLES OF INCORPORATION OF
                            INTRANET SOLUTIONS, INC.

     Article III of the Articles of Incorporation of IntraNet Solutions, Inc. is hereby amended by deleting the language set forth therein and replacing such language with the following:

     A. The aggregate number of shares that this Corporation has authority to issue is one hundred million (100,000,000). The shares shall be classified in two classes, consisting of ten million (10,000,000) shares of Preferred Stock of the par value of $.01 per share and ninety million (90,000,000) shares of Common Stock of the par value of $.01 per share. The Board of Directors is authorized to establish one or more series of Preferred Stock, setting forth the designation of each such series, and fixing the relative rights and preferences of each such series.

     B. The Board of Directors shall also have the authority to issue rights to convert any of the Corporation's securities into shares of stock of any class or classes, the authority to issue options to purchase or subscribe for shares of stock of any class or classes, and the authority to issue share purchase or subscription warrants or any other evidence of such option rights which set forth the terms, provisions and conditions thereof, including the price or prices at which such shares may be subscribed for or purchased. Such options, warrants and rights, may be transferable or nontransferable and separable or inseparable from other securities of the Corporation. The Board of Directors is authorized to fix the terms, provisions and conditions of such options, warrants and rights, including the conversion basis or bases and the option price or prices at which shares may be subscribed for or purchased.

                                                                       EXHIBIT B

                            INTRANET SOLUTIONS, INC.
                           2000 STOCK INCENTIVE PLAN

     1. PURPOSE. The purpose of this 2000 Stock Incentive Plan (the "Plan") is to motivate key personnel to produce a superior return to the shareholders of IntraNet Solutions, Inc. (the "Company") and its Affiliates by offering such individuals an opportunity to realize Stock appreciation, by facilitating Stock ownership, and by rewarding them for achieving a high level of corporate performance. This Plan is also intended to facilitate recruiting and retaining key personnel of outstanding ability.

     2. DEFINITIONS. The capitalized terms used in this Plan have the meanings set forth below.

          (a) "Affiliate" means any corporation that is a "parent corporation" or "subsidiary corporation" of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, or any successor provision, and, for purposes other than the grant of Incentive Stock Options, any joint venture in which the Company or any such "parent corporation" or "subsidiary corporation" owns an equity interest.

          (b) "Agreement" means a written contract entered into between the Company or an Affiliate and a Participant containing the terms and conditions of an Award in such form (not inconsistent with this Plan) as the Committee approves from time to time, together with all amendments thereof, which amendments may be unilaterally made by the Company (with the approval of the Committee) unless such amendments are deemed by the Committee to be materially adverse to the Participant and are not required as a matter of law.

          (c) "Award" means a grant made under this Plan in the form of Options, Stock Appreciation Rights, Restricted Stock, Performance Shares or any Other Stock-Based Award.

          (d) "Board" means the Board of Directors of the Company.

          (e) "Change in Control" means:

             (i) a majority of the directors of the Company shall be persons other than persons

                (A) for whose election proxies shall have been solicited by the Board or

                (B) who are then serving as directors appointed by the Board to fill vacancies on the Board caused by death or resignation (but not by removal) or to fill newly-created directorships,

             (ii) 30% or more of the (1) combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors ("Outstanding Company Voting Securities") or (2) the then outstanding Shares of Stock ("Outstanding Company Common Stock") is directly or indirectly acquired or beneficially owned (as defined in Rule 13d-3 under the Exchange Act, or any successor rule thereto) by any individual, entity or group (within the meaning of
        Section 13(d)(3) or 14(d)(2) of the Exchange Act), provided, however, that the following acquisitions and beneficial ownership shall not constitute Changes in Control pursuant to this paragraph 2(e)(ii):

                (A) any acquisition or beneficial ownership by the Company or a Subsidiary, or

                (B) any acquisition or beneficial ownership by any employee benefit plan (or related trust) sponsored or maintained by the Company or one or more of its Subsidiaries,

                (C) any acquisition or beneficial ownership by the Participant or any group that includes the Participant, or

                (D) any acquisition or beneficial ownership by a Parent or its wholly-owned subsidiaries, as long as they shall remain wholly-owned subsidiaries, of 100% of the

           Outstanding Company Voting Securities as a result of a merger or statutory share exchange which complies with paragraph
           2(e)(iii)(A)(2) or the exception in paragraph 2(e)(iii)(B) hereof in all respects,

             (iii) the shareholders of the Company approve a definitive agreement or plan to

                (A) merge or consolidate the Company with or into another corporation (other than (1) a merger or consolidation with a Subsidiary or (2) a merger in which

                    (a) the Company is the surviving corporation,

                    (b) no Outstanding Company Voting Securities or Outstanding
               Company Common Stock (other than fractional shares) held by shareholders of the Company immediately prior to the merger is converted into cash, securities, or other property (except (i) voting stock of a Parent owning directly or indirectly through wholly-owned subsidiaries, both beneficially and of record 100% of the Outstanding Company Voting Securities immediately after the Merger or (ii) cash upon the exercise by holders of Outstanding Company Voting Securities of statutory dissenters' rights),

                    (c) the persons who were the beneficial owners,
               respectively, of the Outstanding Company Voting Securities and Outstanding Company Common Stock immediately prior to such merger beneficially own, directly or indirectly, immediately after the merger, more than 70% of, respectively, the then outstanding common stock and the voting power of the then outstanding voting securities of the surviving corporation or its Parent entitled to vote generally in the election of directors, and

                    (d) if voting securities of the Parent are exchanged for
               Outstanding Company Voting Securities in the merger, all holders of any class or series of Outstanding Company Voting Securities immediately prior to the merger have the right to receive substantially the same per share consideration in exchange for their Outstanding Company Voting Securities as all other holders of such class or series),

                (B) exchange, pursuant to a statutory share exchange, Outstanding Company Voting Securities of any one or more classes or series held by shareholders of the Company immediately prior to the exchange for cash, securities or other property, except for (a) voting stock of a Parent owning directly, or indirectly through wholly-owned subsidiaries, both beneficially and of record 100% of the Outstanding Company Voting Securities immediately after the statutory share exchange if (i) the persons who were the beneficial owners, respectively, of the Outstanding Company Voting Securities and Outstanding Company Common Stock immediately prior to such statutory share exchange own, directly or indirectly, immediately after the statutory share exchange more than 70% of, respectively, the then outstanding common stock and the voting power of the then outstanding voting securities of such Parent entitled to vote generally in the election of directors, and (ii) all holders of any class or series of Outstanding Company Voting Securities immediately prior to the statutory share exchange have the right to receive substantially the same per share consideration in exchange for their Outstanding Company Voting Securities as all other holders of such class or series or (b) cash with respect to fractional shares of Outstanding Company Voting Securities or payable as a result of the exercise by holders of Outstanding Company Voting Securities of statutory dissenters' rights,

                (C) sell or otherwise dispose of all or substantially all of the assets of the Company (in one transaction or a series of transactions), or

                (D) liquidate or dissolve the Company,

             except that it shall not constitute a Change in Control with respect to any Participant if a majority of the voting stock (or the voting equity interest) of the surviving corporation or its parent corporation or of any corporation (or other entity) acquiring all or substantially all of the assets of the Company (in the case of a merger, consolidation or disposition of assets) or the Company or its Parent (in the case of a statutory share exchange) is, immediately following the merger, consolidation, statutory share exchange or disposition of assets, beneficially owned by the Participant or a group of persons, including the Participant, acting in concert.

          (f) "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor statute.

          (g) "Committee" means three or more Non-Employee Directors designated by the Board to administer this Plan under Section 3 hereof and constituted so as to permit this Plan to comply with Exchange Act Rule 16b-3; provided that if no Committee is designated by the Board, the Board shall constitute the Committee.

          (h) "Company" means IntraNet Solutions, Inc., a Minnesota corporation, or any successor to all or substantially all of its businesses by merger, consolidation, purchase of assets or otherwise.

          (i) "Disability" means the disability of a Participant such that the Participant is considered disabled under any retirement plan of the Company which is qualified under Section 401 of the Code, or as otherwise determined by the Committee.

          (j) "Employee" means any full-time or part-time employee (including an officer or director who is also an employee) of the Company or an Affiliate. Except with respect to grants of Incentive Stock Options, "Employee" shall also include other individuals and entities who are not "employees" of the Company or an Affiliate but who provide services to the Company or an Affiliate in the capacity of an independent contractor. References in this Plan to "employment" and related terms shall include the providing of services in any such capacity.

          (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended; "Exchange Act Rule 16b-3" means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act as in effect with respect to the Company or any successor regulation.

          (l) "Fair Market Value" as of any date means, unless otherwise expressly provided in this Plan:

             (i) the closing sale price of a Share (A) on the National Association of Securities Dealers, Inc. Automated Quotation System National Market System, or (B) if the Shares are not traded on such system, on the composite tape for New York Stock Exchange ("NYSE") listed shares, or (C) if the Shares are not quoted on the NYSE composite tape, on the principal United States securities exchange registered under the Exchange Act on which the Shares are listed, in any case on the date immediately preceding that date, or, if no sale of Shares shall have occurred on that date, on the next preceding day on which a sale of Shares occurred, or

             (ii) if clause (i) is not applicable, what the Committee determines in good faith to be 100% of the fair market value of a Share on that date.

          However, if the applicable securities exchange or system has closed for the day at the time the event occurs that triggers a determination of Fair Market Value, all references in this paragraph to the "date immediately preceding that date" shall be deemed to be references to "that date." In the case of an Incentive Stock Option, if such determination of Fair Market Value is not consistent with the then current regulations of the Secretary of the Treasury, Fair Market Value shall be determined in accordance with said regulations. The determination of Fair Market Value shall be subject to adjustment as provided in Section 12(f) hereof.

          (m) "Fundamental Change" means a dissolution or liquidation of the Company, a sale of substantially all of the assets of the Company, a merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation, or a statutory share exchange involving capital stock of the Company.

          (n) "Incentive Stock Option" means any Option designated as such and granted in accordance with the requirements of Section 422 of the Code or any successor to such section.

          (o) "Non-Employee Director" means a member of the Board who is considered a non-employee director within the meaning of Exchange Act Rule 16b-3.

          (p) "Non-Qualified Stock Option" means an Option other than an Incentive Stock Option.

          (q) "Other Stock-Based Award" means an Award of Stock or an Award based on Stock other than Options, Stock Appreciation Rights, Restricted Stock or Performance Shares.

          (r) "Option" means a right to purchase Stock, including both Non-Qualified Stock Options and Incentive Stock Options.

          (s) "Parent" means a "parent corporation", as that term is defined in
     Section 424(e) of the Code, or any successor provision.

          (t) "Participant" means an Employee to whom an Award is made.

          (u) "Performance Period" means the period of time as specified in an Agreement over which Performance Shares are to be earned.

          (v) "Performance Shares" means a contingent award of a specified number of Performance Shares, with each Performance Share equivalent to one Share, a variable percentage of which may vest depending upon the extent of achievement of specified performance objectives during the applicable Performance Period.

          (w) "Plan" means this 2000 Stock Incentive Plan, as amended and in effect from time to time.

          (x) "Restricted Stock" means Stock granted under Section 10 hereof so long as such Stock remains subject to one or more restrictions.

          (y) "Retirement" means termination of employment on or after age 55, provided the Employee has been employed by the Company and/or one or more Affiliates for at least ten years, or termination of employment on or after age 62, provided in either case that the Employee has given the Company at least six months' prior written notice of such termination, or as otherwise determined by the Committee.

          (z) "Share" means a share of Stock.

          (aa) "Stock" means the common stock of the Company.

          (bb) "Stock Appreciation Right" means a right, the value of which is determined relative to appreciation in value of Shares pursuant to an Award granted under Section 8 hereof.

          (cc) "Subsidiary" means a "subsidiary corporation," as that term is defined in Section 424(f) of the Code, or any successor provision.

          (dd) "Successor" with respect to a Participant means the legal representative of an incompetent Participant and, if the Participant is deceased, the legal representative of the estate of the Participant or the person or persons who may, by bequest or inheritance, or under the terms of an Award or of forms submitted by the Participant to the Committee under
     Section 12(i) hereof, acquire the right to exercise an Option or Stock Appreciation Right or receive cash and/or Shares issuable in satisfaction of an Award in the event of a Participant's death.

          (ee) "Term" means the period during which an Option or Stock Appreciation Right may be exercised or the period during which the restrictions placed on Restricted Stock or any other Award are in effect.

     Except when otherwise indicated by the context, reference to the masculine gender shall include, when used, the feminine gender and any term used in the singular shall also include the plural.

3. ADMINISTRATION.

     (A) AUTHORITY OF COMMITTEE. The Committee shall administer this Plan. The Committee shall have exclusive power to make Awards and to determine when and to whom Awards will be granted, and the form, amount and other terms and conditions of each Award, subject to the provisions of this Plan. The Committee may determine whether, to what extent and under what circumstances Awards may be settled, paid or exercised in cash, Shares or other Awards or other property, or canceled, forfeited or suspended. The Committee shall have the authority to interpret this Plan and any Award or Agreement made under this Plan, to establish, amend, waive and rescind any rules and regulations relating to the administration of this Plan, to determine the terms and provisions of any Agreements entered into hereunder (not inconsistent with this Plan), and to make all other determinations necessary or advisable for the administration of this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent it shall deem desirable. The determinations of the Committee in the administration of this Plan, as described herein, shall be final, binding and conclusive.

     (B) DELEGATION OF AUTHORITY. The Committee may delegate all or any part of its authority under this Plan to persons who are not Non-Employee Directors for purposes of determining and administering Awards solely to Employees who are not then subject to the reporting requirements of Section 16 of the Exchange Act.

     (C) RULE 16B-3 COMPLIANCE. It is intended that this Plan and all Awards granted pursuant to it shall be administered by the Committee so as to permit this Plan and Awards to comply with Exchange Act Rule 16b-3. If any provision of this Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 3(c), that provision to the extent possible shall be interpreted and deemed amended in the manner determined by the Committee so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, the provision shall be deemed void as applicable to Participants who are then subject to the reporting requirements of Section 16 of the Exchange Act to the extent permitted by law and in the manner deemed advisable by the Committee.

     (D) INDEMNIFICATION. To the full extent permitted by law, each member and former member of the Committee and each person to whom the Committee delegates or has delegated authority under this Plan shall be entitled to indemnification by the Company against and from any loss, liability, judgment, damage, cost and reasonable expense incurred by such member, former member or other person by reason of any action taken, failure to act or determination made in good faith under or with respect to this Plan.

4. SHARES AVAILABLE; MAXIMUM PAYOUTS.

     (A) SHARES AVAILABLE. The number of Shares available for distribution under this Plan is 2,000,000 (subject to adjustment under Section 12(f) hereof).

     (B) SHARES AGAIN AVAILABLE. Any Shares subject to the terms and conditions of an Award under this Plan which are not used because the Award expires without all Shares subject to such Award having been issued or because the terms and conditions of the Award are not met may again be used for an Award under this Plan. Any Shares that are the subject of Awards which are subsequently forfeited to the Company pursuant to the restrictions applicable to such Award may again be used for an Award under this plan. If a Participant exercises a Stock Appreciation Right, any Shares covered by the Stock Appreciation Right in excess of the number of Shares issued (or, in the case of a settlement in cash or any other form of property, in excess of the number of Shares equal in value to the amount of such settlement, based on the Fair Market Value of such Shares on the date of such exercise) may again be used for an Award under this Plan. If, in accordance with the Plan, a Participant uses Shares to (i) pay a purchase or exercise price, including an Option exercise price, or (ii) satisfy tax withholdings, such Shares may again be used for an Award under this Plan.

     (C) UNEXERCISED AWARDS. Any unexercised or undistributed portion of any terminated, expired, exchanged, or forfeited Award or any Award settled in cash in lieu of Shares (except as provided in Section 4(b) hereof) shall be available for further Awards.

     (D) NO FRACTIONAL SHARES. No fractional Shares may be issued under this Plan; fractional Shares will be rounded to the nearest whole Share.

     (E) MAXIMUM PAYOUTS. No more than 25% of all Shares subject to this Plan may be granted in the aggregate pursuant to Restricted Stock (if vesting is based on a period of time without regard to the attainment of specified performance conditions) and Other Stock-Based Awards.

     5. ELIGIBILITY. Awards may be granted under this Plan to any Employee at the discretion of the Committee.

6. GENERAL TERMS OF AWARDS.

     (A) AWARDS. Awards under this Plan may consist of Options (either Incentive Stock Options or Non-Qualified Stock Options), Stock Appreciation Rights, Performance Shares, Restricted Stock and Other Stock-Based Awards. Awards of Restricted Stock may, in the discretion of the Committee, provide the Participant with dividends or dividend equivalents and voting rights prior to vesting (whether vesting is based on a period of time, the attainment of specified performance conditions or otherwise).

     (B) AMOUNT OF AWARDS. Each Agreement shall set forth the number of Shares of Restricted Stock, Stock or Performance Shares subject to such Agreement, or the number of Shares to which the Option applies or with respect to which payment upon the exercise of the Stock Appreciation Right is to be determined, as the case may be, together with such other terms and conditions applicable to the Award (not inconsistent with this Plan) as determined by the Committee in its sole discretion.

     (C) TERM. Each Agreement, other than those relating solely to Awards of Stock without restrictions, shall set forth the Term of the Award and any applicable Performance Period for Performance Shares, as the case may be. An Agreement with a Participant may permit acceleration of vesting requirements and of the expiration of the applicable Term upon such terms and conditions as shall be set forth in the Agreement, which may, but need not, include (without limitation) acceleration resulting from the occurrence of a Change in Control, a Fundamental Change, or in the event of the Participant's death, Disability or Retirement. Acceleration of the Performance Period of Performance Shares shall be subject to Section 9(b) hereof. Notwithstanding the provisions of any Agreement, the Committee may, in its discretion, declare at any time that any Award granted under this Plan shall be immediately exercisable.

     (D) AGREEMENTS. Each Award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions, as determined by the Committee, which shall apply to such Award, in addition to the terms and conditions specified in this Plan.

     (E) TRANSFERABILITY. During the lifetime of a Participant to whom an Award is granted, only such Participant (or such Participant's legal representative or, if so provided in the applicable Agreement in the case of a Non-Qualified Stock Option, a permitted transferee as hereafter described) may exercise an Option or Stock Appreciation Right or receive payment with respect to Performance Shares or any other Award. No Award of Restricted Stock (prior to the expiration of the restrictions), Options, Stock Appreciation Rights, Performance Shares or other Award (other than an award of Stock without restrictions) may be sold, assigned, transferred, exchanged, or otherwise encumbered, and any attempt to do so shall be of no effect. Notwithstanding the immediately preceding sentence, (i) an Agreement may provide that an Award shall be transferable to a Successor in the event of a Participant's death and (ii) an Agreement may provide that a Non-Qualified Stock Option shall be transferable to any member of a Participant's "immediate family" (as such term is defined in Rule 16a-1(e) promulgated under the Exchange Act, or any successor rule or regulation) or to one or more trusts whose beneficiaries are members of such Participant's "immediate family" or partnerships in which such family members are the only partners; provided, however, that the Participant receives no consideration for the transfer. Any Non-Qualified Stock Option held by a permitted transferee shall continue to be subject to the same terms and conditions that were applicable to such Non-Qualified Stock Option immediately prior to its transfer and may be exercised by such permitted transferee as and to the extent that such Non-Qualified Stock Option has become exercisable and has not terminated in accordance with the provisions of this Plan and the applicable Agreement. For purposes of any provision of this Plan relating to notice to a Participant or to vesting or termination of a Non-Qualified Stock Option upon the termination of employment of a Participant, the references to "Participant" shall mean the original grantee of the Non-Qualified Stock Option and not any permitted transferee.

     (F) TERMINATION OF EMPLOYMENT. No Option or Stock Appreciation Right may be exercised by a Participant, all Restricted Stock held by a Participant or any other Award then subject to restrictions shall be forfeited, and no payment with respect to Performance Shares for which the applicable Performance Period has not been completed shall be made, if the Participant's employment or other relationship with the Company and its Affiliates shall be voluntarily terminated or involuntarily terminated with or without cause before the expiration of the Term of the Option, Stock Appreciation Right, Restricted Stock or other Award, or the completion of the Performance Period, as the case may be, except as, and to the extent, provided in the Agreement applicable to that Award. An Award may be exercised by, or paid to, a transferee or the Successor of a Participant following the death of the Participant to the extent, and during the period of time, if any, provided in the applicable Agreement.

     (G) RIGHTS AS SHAREHOLDER. A Participant shall have no rights as a shareholder with respect to any securities covered by an Award until the date the Participant becomes the holder of record.

7. STOCK OPTIONS.

     (A) TERMS OF ALL OPTIONS. Each Option shall be granted pursuant to an Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option. Only Non-Qualified Stock Options may be granted to Employees who are not employees of the Company or an Affiliate. The purchase price of each Share subject to an Option shall be determined by the Committee and set forth in the Agreement, but shall not be less than 100% of the Fair Market Value of a Share as of the date the Option is granted. The purchase price of the Shares with respect to which an Option is exercised shall be payable in full at the time of exercise, provided that, to the extent permitted by law, Participants may simultaneously exercise Options and sell the Shares thereby acquired pursuant to a brokerage or similar relationship and use the proceeds from such sale to pay the purchase price of such Shares. The purchase price may be paid in cash or, if the Committee so permits, through a reduction of the number of Shares delivered to the Participant upon exercise of the Option or delivery or tender to the Company of Shares held by such Participant (in each case, such Shares having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased pursuant to the Option), or a combination thereof, unless otherwise provided in the Agreement. If the Committee so determines, the Agreement relating to any Option may provide for the issuance of "reload" Options pursuant to which, subject to the terms and conditions established by the Committee and any applicable requirements of Exchange Act Rule 16b-3 or any other applicable law, the Participant will, either automatically or subject to subsequent Committee approval, be granted a new Option when the payment of the exercise price of the original Option, or the payment of tax withholdings pursuant to Section 12(d) hereof, is made through the delivery or tender to the Company of Shares held by such Participant, such new "reload" Option (i) being an Option to purchase the number of Shares provided as consideration for the exercise price and in payment of taxes in connection with the exercise of the original Option, and (ii) having a per Share exercise price equal to the Fair Market Value as of the date of exercise of the original Option. Each Option shall be exercisable in whole or in part on the terms provided in the Agreement. In no event shall any Option be exercisable at any time after its Term. When an Option is no longer exercisable, it shall be deemed to have lapsed or terminated. No Participant may receive any combination of Options and Stock Appreciation Rights relating to more than 500,000 Shares in the aggregate pursuant to Awards in any year under this Plan.

     (B) INCENTIVE STOCK OPTIONS. In addition to the other terms and conditions applicable to all Options:

          (i) the aggregate Fair Market Value (determined as of the date the Option is granted) of the Shares with respect to which Incentive Stock Options held by an individual first become exercisable in any calendar year (under this Plan and all other incentive stock option plans of the Company and its Affiliates) shall not exceed $100,000 (or such other limit as may be required by the Code), if such limitation is necessary to qualify the Option as an Incentive Stock Option, and to the extent an Option or Options granted to a Participant exceed such limit, such Option or Options shall be treated as a Non-Qualified Stock Option;

          (ii) an Incentive Stock Option shall not be exercisable and the Term of the Award shall not be more than ten years after the date of grant (or such other limit as may be required by the Code) if such limitation is necessary to qualify the Option as an Incentive Stock Option;

          (iii) the Agreement covering an Incentive Stock Option shall contain such other terms and provisions which the Committee determines necessary to qualify such Option as an Incentive Stock Option; and

          (iv) notwithstanding any other provision of this Plan to the contrary, no Participant may receive an Incentive Stock Option under this Plan if, at the time the Award is granted, the Participant owns (after application of the rules contained in Section 424(d) of the Code, or its successor provision) Shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company or its subsidiaries, unless (A) the option price for such Incentive Stock Option is at least 110% of the Fair Market Value of the Shares subject to such Incentive Stock Option on the date of grant and (B) such Option is not exercisable after the date five years from the date such Incentive Stock Option is granted.

     8. STOCK APPRECIATION RIGHTS. An Award of a Stock Appreciation Right shall entitle the Participant, subject to terms and conditions determined by the Committee, to receive upon exercise of the Stock Appreciation Right all or a portion of the excess of (i) the Fair Market Value of a specified number of Shares as of the date of exercise of the Stock Appreciation Right over (ii) a specified price which shall not be less than 100% of the Fair Market Value of such Shares as of the date of grant of the Stock Appreciation Right. A Stock Appreciation Right may be granted in connection with a previously or contemporaneously granted Option, or independent of any Option. If issued in connection with an Option, the Committee may impose a condition that exercise of a Stock Appreciation Right cancels the Option with which it is connected and exercise of the connected Option cancels the Stock Appreciation Right. Each Stock Appreciation Right may be exercisable in whole or in part on the terms provided in the Agreement. No Stock Appreciation Right shall be exercisable at any time after its Term. When a Stock Appreciation Right is no longer exercisable, it shall be deemed to have lapsed or terminated. Except as otherwise provided in the applicable Agreement, upon exercise of a Stock Appreciation Right, payment to the Participant (or to his or her Successor) shall be made in the form of cash, Stock or a combination of cash and Stock as promptly as practicable after such exercise. The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Stock) may be made in the event of the exercise of a Stock Appreciation Right. As specified in Section 7(a) hereof, no Participant may receive any combination of Options and Stock Appreciation Rights relating to more than 500,000 Shares in the aggregate pursuant to Awards in any year under this Plan.

9. PERFORMANCE SHARES.

     (A) INITIAL AWARD. An Award of Performance Shares shall entitle a Participant (or a Successor) to future payments based upon the achievement of performance targets established in writing by the Committee. Payment shall be made in Stock, or a combination of cash and Stock, as determined by the Committee. With respect to those Participants who are "covered employees" within the meaning of Section 162(m) of the Code and the regulations thereunder, such performance targets shall consist of one or any combination of two or more of gross revenues, license revenues, earnings or earnings per share before income tax (profit before taxes), net earnings or net earnings per share (profit after tax), operating income, total shareholder return, return on equity, pre-tax and pre-interest expense return on average invested capital, which may be expressed on a current value basis, or sales growth, and any such targets may relate to one or any combination of two or more of corporate, group, unit, division, Affiliate or individual performance. The Agreement may establish that a portion of the maximum amount of a Participant's Award will be paid for performance which exceeds the minimum target but falls below the maximum target applicable to such Award. The Agreement shall also provide for the timing of such payment. Following the conclusion or acceleration of each Performance Period, the Committee shall determine the extent to which (i) performance targets have been attained, (ii) any other terms and conditions with respect to an Award relating to such Performance Period have been satisfied, and (iii) payment is due with respect to a Performance Share Award. No Participant may receive Performance Shares relating to more than 500,000 Shares pursuant to Awards in any year under this Plan.

     (B) ACCELERATION AND ADJUSTMENT. The Agreement may permit an acceleration of the Performance Period and an adjustment of performance targets and payments with respect to some or all of the Performance Shares awarded to a Participant, upon such terms and conditions as shall be set forth in the Agreement, upon the occurrence of certain events, which may, but need not, include without limitation a Change in Control, a Fundamental Change, the Participant's death, Disability or Retirement, a change in accounting practices of the Company or its Affiliates, or, with respect to payments in Stock for Performance Share Awards, a reclassification, stock dividend, stock split or stock combination as provided in Section 12(f) hereof.

     (C) VALUATION. Each Performance Share earned after conclusion of a Performance Period shall have a value equal to the Fair Market Value of a Share on the last day of such Performance Period.

     10. RESTRICTED STOCK. Subject to Section 4(e), Restricted Stock may be granted in the form of Shares registered in the name of the Participant but held by the Company until the end of the Term of the Award. Any employment conditions, performance conditions and the Term of the Award shall be established by the Committee in its discretion and included in the applicable Agreement. The Committee may provide in the applicable Agreement for the lapse or waiver of any such restriction or condition based on such factors or criteria as the Committee, in its sole discretion, may determine. No Award of Restricted Stock may vest earlier than one year from the date of grant, except as provided in the applicable Agreement.

     11. OTHER STOCK-BASED AWARDS. Subject to Section 4(e), the Committee may from time to time grant Awards of Stock, and other Awards under this Plan (collectively herein defined as "Other Stock-Based Awards"), including without limitation those Awards pursuant to which Shares may be acquired in the future, such as Awards denominated in Stock units, securities convertible into Stock and phantom securities. The Committee, in its sole discretion, shall determine the terms and conditions of such Awards provided that such Awards shall not be inconsistent with the terms and purposes of this Plan. The Committee may, in its sole discretion, direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions which are consistent with the terms and conditions of the Award to which such Shares relate.

12. GENERAL PROVISIONS.

     (A) EFFECTIVE DATE OF THIS PLAN. This Plan shall become effective as of May 31, 2000, provided that this Plan is approved and ratified by the affirmative vote of the holders of a majority of the outstanding Shares of Stock present or represented and entitled to vote in person or by proxy at a meeting of the shareholders of the Company no later than May 31, 2001. If this plan is not so approved by such holders, any Awards granted under this Plan subject to such approval shall be cancelled and be null and void.

     (B) DURATION OF THIS PLAN. This Plan shall remain in effect until all Stock subject to it shall be distributed or all Awards have expired or lapsed, whichever is latest to occur, or this Plan is terminated pursuant to Section 12(e) hereof. No Award of an Incentive Stock Option shall be made more than ten years after the effective date provided in Section 12(a) hereof (or such other limit as may be required by the Code) if such limitation is necessary to qualify the Option as an Incentive Stock Option. The date and time of approval by the Committee of the granting of an Award shall be considered the date and time at which such Award is made or granted, notwithstanding the date of any Agreement with respect to such Award; provided, however, that the Committee may grant Awards other than Incentive Stock Options to be effective and deemed to be granted on the occurrence of certain specified contingencies.

     (C) RIGHT TO TERMINATE EMPLOYMENT. Nothing in this Plan or in any Agreement shall confer upon any Participant who is an Employee the right to continue in the employment of the Company or any Affiliate or affect any right which the Company or any Affiliate may have to terminate or modify the employment of the Participant with or without cause.

     (D) TAX WITHHOLDING. The Company may withhold from any payment of cash or Stock to a Participant or other person under this Plan an amount sufficient to cover any required withholding taxes, including the Participant's social security and Medicare taxes (FICA) and federal, state and local income tax with respect to income arising from payment of the Award. The Company shall have the right to require the payment of any such taxes before issuing any Stock pursuant to the Award. In lieu of all or any part of a cash payment from a person receiving Stock under this Plan, the Committee may, in the applicable Agreement or otherwise, permit a person to cover all or any part of the required withholdings, and to cover any additional withholdings up to the amount needed to cover the person's full FICA and federal, state and local income tax with respect to income arising from payment of the Award, through a reduction of the number of Shares delivered to such person or a delivery or tender to the Company of Shares held by such person, in each case valued in the same manner as used in computing the withholding taxes under applicable laws.

     (E) AMENDMENT, MODIFICATION AND TERMINATION OF THIS PLAN. Except as provided in this Section 12(e), the Board may at any time amend, modify, terminate or suspend this Plan. Except as provided in this Section 12(e), the Committee may at any time alter or amend any or all Agreements under this Plan to the extent permitted by law. Amendments are subject to approval of the shareholders of the Company only if such approval is necessary to maintain this Plan in compliance with the requirements of Exchange Act Rule 16b-3, Section 422 of the Code, their successor provisions, or any other applicable law or regulation. No termination, suspension or modification of this Plan may materially and adversely affect any right acquired by any Participant (or a Participant's legal representative) or any Successor or permitted transferee under an Award granted before the date of termination, suspension or modification, unless otherwise provided in an Agreement or otherwise or required as a matter of law. It is conclusively presumed that any adjustment for changes in capitalization provided for in Section 9(b) or 12(f) hereof does not adversely affect any right of a Participant or other person under an Award.

     (F) ADJUSTMENT FOR CHANGES IN CAPITALIZATION. Appropriate adjustments in the aggregate number and type of securities available for Awards under this Plan, in the limitations on the number and type of securities that may be issued to an individual Participant, in the number and type of securities and amount of cash subject to Awards then outstanding, in the Option exercise price as to any outstanding Options and, subject to Section 9(b) hereof, in outstanding Performance Shares and payments with respect to outstanding Performance Shares may be made by the Committee in its sole discretion to give effect to adjustments made in the number or type of Shares through a Fundamental Change (subject to Section 12(g) hereof), recapitalization, reclassification, stock dividend, stock split, stock combination, spin-off or other relevant change, provided that fractional Shares shall be rounded to the nearest whole Share.

     (G) FUNDAMENTAL CHANGE. In the event of a proposed Fundamental Change:

          (a) involving a merger, consolidation or statutory share exchange, unless appropriate provision shall be made (which the Committee may, but shall not be obligated to, make) for the protection of the outstanding Options and Stock Appreciation Rights by the substitution of options, stock appreciation rights and appropriate voting common stock of the corporation surviving any such merger or consolidation or, if appropriate, the Parent of such surviving corporation, to be issuable upon the exercise of Options or used to calculate payments upon the exercise of Stock Appreciation Rights in lieu of Options, Stock Appreciation Rights and capital stock of the Company, or

          (b) involving the dissolution or liquidation of the Company,

the Committee may, but shall not be obligated to, declare, at least twenty days prior to the occurrence of the Fundamental Change, and provide written notice to each holder of an Option or Stock Appreciation Right of the declaration, that each outstanding Option and Stock Appreciation Right, whether or not then exercisable, shall be canceled at the time of, or immediately prior to the occurrence of, the Fundamental Change in exchange for payment to each holder of an Option or Stock Appreciation Right, within 20 days after the Fundamental Change, of cash (or with respect to an Option, if the Committee so elects in lieu of solely cash, of such form(s) of consideration, including cash and/or property, singly or in such combination as the Committee shall determine, that such holder of an Option would have received as a result of the Fundamental Change if such holder had exercised such holder's Option immediately prior to the Fundamental Change) equal to (i) for each Share covered by the canceled Option, the amount, if any, by which the Fair Market Value (as defined in this Section 12(g)) per Share exceeds the exercise price per Share covered by such Option or (ii) for each Stock Appreciation Right, the price determined pursuant to Section 8 hereof, except that Fair Market Value of the Shares as of the date of exercise of the Stock Appreciation Right, as used in clause (i) of Section 8, shall be deemed to mean Fair Market Value for each Share with respect to which the Stock Appreciation Right is calculated determined in the manner hereinafter referred to in this Section 12(g). At the time of the declaration provided for in the immediately preceding sentence, each Stock Appreciation Right and each Option shall immediately become exercisable in full and each person holding an Option or a Stock Appreciation Right shall have the right, during the period preceding the time of cancellation of the Option or Stock Appreciation Right, to exercise the Option as to all or any part of the Shares covered thereby or the Stock Appreciation Right in whole or in part, as the case may be. In the event of a declaration pursuant to this Section 12(g), each outstanding Option and Stock Appreciation Right that shall not have been exercised prior to the Fundamental Change shall be canceled at the time of, or immediately prior to, the Fundamental Change, as provided in the declaration. Notwithstanding the foregoing, no person holding an Option or Stock Appreciation Right shall be entitled to the payment provided for in this Section 12(g) if such Option or Stock Appreciation Right shall have terminated, expired or been cancelled. For purposes of this Section 12(g) only, "Fair Market Value" per Share means the cash plus the fair market value, as determined in good faith by the Committee, of the non-cash consideration to be received per Share by the shareholders of the Company upon the occurrence of the Fundamental Change, notwithstanding anything to the contrary provided in this Plan.

     (H) OTHER BENEFIT AND COMPENSATION PROGRAMS. Payments and other benefits received by a Participant under an Award shall not be deemed a part of a Participant's regular, recurring compensation for purposes of any termination, indemnity or severance pay laws and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate, unless expressly so provided by such other plan, contract or arrangement or the Committee determines that an Award or portion of an Award should be included to reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

     (I) BENEFICIARY UPON PARTICIPANT'S DEATH. To the extent that the transfer of a Participant's Award at death is permitted by this Plan or under an Agreement, (i) a Participant's Award shall be transferable to the beneficiary, if any, designated on forms prescribed by and filed with the Committee and (ii) upon the death of the Participant, such beneficiary shall succeed to the rights of the Participant to the extent permitted by law and this Plan. If no such designation of a beneficiary has been made, the Participant's legal representative shall succeed to the Awards, which shall be transferable by will or pursuant to laws of descent and distribution to the extent permitted by this Plan or under an Agreement.

     (J) UNFUNDED PLAN. This Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under this Plan. Neither the Company, its Affiliates, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under this Plan nor shall anything contained in this Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a

Participant or Successor. To the extent any person acquires a right to receive an Award under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

     (K) LIMITS OF LIABILITY.

          (i) Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by this Plan and the Agreement.

          (ii) Except as may be required by law, neither the Company nor any member or former member of the Board or of the Committee, nor any other person participating (including participation pursuant to a delegation of authority under Section 3(b) hereof) in any determination of any question under this Plan, or in the interpretation, administration or application of this Plan, shall have any liability to any party for any action taken, or not taken, in good faith under this Plan.

     (L) COMPLIANCE WITH APPLICABLE LEGAL REQUIREMENTS. No certificate for Shares distributable pursuant to this Plan shall be issued and delivered unless the issuance of such certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended and in effect from time to time or any successor statute, the Exchange Act and the requirements of the exchanges, if any, on which the Company's Shares may, at the time, be listed.

     (M) DEFERRALS AND SETTLEMENTS. The Committee may require or permit Participants to elect to defer the issuance of Shares or the settlement of Awards in cash under such rules and procedures as it may establish under this Plan. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts.

     13. GOVERNING LAW. To the extent that federal laws do not otherwise control, this Plan and all determinations made and actions taken pursuant to this Plan shall be governed by the laws of Minnesota and construed accordingly.

     14. SEVERABILITY. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     15. PRIOR PLANS. Notwithstanding the adoption of this Plan by the Board and approval of this Plan by the Company's shareholders as provided by Section 12(a) hereof, the Company's 1994-1997 Stock Option Plan, the 1997 Director Stock Option Plan, the 1999 Employee Stock Option and Compensation Plan and the 2000 Employee Stock Incentive Plan, as the same may have been amended from time to time (the "Prior Plans"), shall remain in effect and the Committee may continue to make grants of awards pursuant to and subject to the limitations of the Prior Plans. All grants and awards heretofore or hereafter made under the Prior Plans shall be governed by the terms of the Prior Plans.

                            INTRANET SOLUTIONS, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                           WEDNESDAY, AUGUST 30, 2000
                                     3:30 PM


                            MARRIOTT SOUTHWEST HOTEL
                              MINNETONKA, MINNESOTA



INTRANET SOLUTIONS, INC.
8091 WALLACE ROAD, EDEN PRAIRIE, MN 55344                                  PROXY

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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. It will be voted on the matters set forth on the reverse side of this form as directed by the shareholder, but if no direction is made in the space provided, it will be voted FOR the election of all nominees to the Board of Directors, FOR the proposal to amend the Company's Articles of Incorporation to increase the number of shares of capital stock issuable by the Company from 50,000,000 to 100,000,000, FOR the proposal to adopt the IntraNet Solutions, Inc. 2000 Stock Incentive Plan and the reservation for issuance thereunder of 2,000,000 shares of the Company's common stock, and FOR the ratification of Grant Thornton LLP as independent auditors for the fiscal year 2001.

By signing the proxy, you revoke all prior proxies and appoint Robert F. Olson and Gregg A. Waldon, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.




                      See reverse for voting instructions.

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      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3 AND 4.


1. Election of directors:   01 Robert F. Olson
                            02 Gregg A. Waldon
                            03 Ronald E. Eibensteiner
                            04 Kenneth H. Holec
                            05 Steven C. Waldron

                / / Vote FOR             / / Vote WITHHELD
                    all nominees             from all nominees
                    (except as marked)



(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE, [      ]
WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)

2. Approval of Amendment to Articles of Incorporation to increase the number of shares of capital stock issuable by the Company to 100,000,000.

                 For             Against           Abstain
                 / /              / /                / /

3. Adopt the 2000 Stock Incentive Plan and reservation of 2,000,000 shares for issuance thereunder.

                 For             Against           Abstain
                 / /              / /                / /

4. Ratification of the appointment of Grant Thornton LLP as independent auditors for the Company for fiscal year March 31, 2001.

                 For             Against           Abstain
                 / /              / /                / /

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.
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                                    Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.